EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Record Net Income for Second Quarter 2016

ENGLEWOOD CLIFFS, N.J., July 22, 2016 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced results for the second quarter ended June 30, 2016.  The Company reported net income available to common stockholders of $10.9 million, or $0.36 per diluted share, compared with net income available to common stockholders of $10.4 million, or $0.34 per diluted share, for the first quarter of 2016 and $10.5 million, or $0.35 per diluted share, for the second quarter of 2015.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “We are extremely pleased with ConnectOne’s second quarter performance, highlighted by record quarterly earnings which were achieved despite an additional $1.75 million of pre-tax reserves set aside for our NYC-taxi medallion portfolio. Specific reserves against this portfolio now total 7.6%.  Our deposits increased by $308 million, or 11%, to $3.2 billion at June 30, 2016 from March 31, 2016, while average deposits for the second quarter increased by 8% over the sequential quarter.  While some of these deposits are transitory, our focus on core deposit growth remains solid.  Net growth in our loan portfolio was $112 million for the current quarter, slightly below recent levels, but our pipeline remains strong and we continue to expect mid- to high-teens loan growth for 2016.  For the current quarter, return on assets was in excess of 1%, return on tangible equity was in excess of 13%, and the efficiency ratio was 42%, placing us among the best performing banking institutions.  Looking ahead, we remain well-positioned to execute on our business strategies and realize strong growth while continuing to create long-term shareholder value.”

Operating Results

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP financial measures including net income available to common stockholders excluding non-core items. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends, and facilitates comparisons with the performance of peers. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Second quarter 2016 results reflect the following non-core items: $1.3 million of income resulting from accretion of purchase accounting fair value marks; $0.2 million in additional loan loss provision related to the maturity and extension of acquired portfolio loans; $1.8 million in additional provision associated with the Bank’s New York City taxi medallion loan portfolio; $0.1 million of net securities gains; $0.1 million of pension settlement expenses, which had no impact on total stockholders’ equity or book value per share, and $0.2 million in amortization of intangible assets. Excluding non-core items, along with related income tax impact, net income available to common stockholders was $11.4 million, or $0.38 per diluted share, for the second quarter of 2016, $10.9 million, or $0.36 per diluted share, for the first quarter of 2016, and $10.1 million, or $0.33 per diluted share, for the second quarter of 2015.

Fully taxable equivalent net interest income for the second quarter of 2016 was $33.1 million, an increase of $1.1 million, or 3.5%, from the first quarter of 2016. This was the result of a 4.9% increase in average interest-earning assets, offset by a 5 basis-point contraction of the net interest rate margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.2 million during the second quarter of 2016 and $1.3 million in the first quarter of 2016.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.28% in the second quarter of 2016, contracting by 3 basis points from the first quarter of 2016 adjusted net interest margin of 3.31%. The decrease in the adjusted net interest margin was primarily attributable to an increase in average cash balances.

Fully taxable equivalent net interest income for the second quarter of 2016 was $33.1 million, an increase of $3.8 million, or 13.0%, from the same quarter of 2015. This was a result of a 19.8% increase in average interest-earning assets due to significant organic loan growth, partially offset by a 20 basis-point contraction of the net interest margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.2 million during the second quarter of 2016 and $1.5 million in the same quarter of 2015.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.28% in the second quarter of 2016, 14 basis points lower than the 2015 second quarter adjusted net interest margin of 3.42%.  The reduction in the adjusted net interest margin was due to a higher level of cash balances, the June 30, 2015 issuance of $50 million in subordinated debentures and the impact of a protracted low-interest rate environment.

Noninterest income represents a relatively small portion of the Bank’s total revenue. Noninterest income totaled $1.6 million in the second quarter of 2016, $1.2 million in the first quarter of 2016 and $3.4 million in the second quarter of 2015. Securities gains were $0.1 million for the second quarter of 2016, zero for the first quarter of 2016 and $0.2 million for the second quarter of 2015. The second quarter of 2016 included a gain of $0.2 million on the sale of one OREO property, and the second quarter of 2015 included an insurance recovery of $2.2 million. Noninterest income also includes bank-owned life insurance income, deposit and loan fees, annuities and life insurance commissions, and gains on sales of residential mortgages in the secondary market.

Noninterest expenses totaled $14.4 million for both the second and first quarters of 2016.  Salaries and employee benefits increased by $0.2 million and were offset by $0.2 million of decreases in occupancy and equipment and other miscellaneous expenses.  Noninterest expenses for the second quarter of 2015 totaled $15.0 million and included a loss on debt extinguishment of $2.4 million.  Excluding the debt extinguishment charge, noninterest expenses increased by $1.8 million in the second quarter of 2016 from the prior year quarter. This increase was largely attributable to a $0.8 million increase in salaries and employee benefits, $0.4 million in occupancy and equipment expense, $0.2 million in data processing, and $0.4 million in other expenses, all resulting from increased levels of business and staff resulting from organic growth.

Income tax expense was $5.0 million for the second quarter of 2016, compared to $4.8 million for the first quarter of 2016 and $5.1 million for the second quarter of 2015, resulting in effective tax rates of 31.5% in 2016 and 32.5% in 2015. The effective tax rate for the full year 2016 is expected to remain at approximately 31.5%.

Asset Quality

The provision for loan and lease losses increased to $3.8 million in the second quarter of 2016 from $3.0 million in the first quarter of 2016, and from $1.6 million in the second quarter of 2015.  The increases were largely attributable to additional reserves specifically allocated to the Bank’s taxi medallion portfolio.

As of June 30, 2016, loans secured by New York City taxi medallions totaled $103.1 million. Troubled debt restructurings associated with this portfolio totaled $88.0 million and total nonaccrual loans were $3.9 million, up from $86.4 million and $1.9 million as of March 31, 2016.  Specific reserves for taxi medallion loans totaled $7.8 million, or 7.6%, of total taxi medallion portfolio.  The Bank’s valuation of corporate medallions, which represent approximately 95% of total exposure, was approximately $750 thousand as of June 30, 2016, down from approximately $775 thousand as of March 31, 2016.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $23.9 million at June 30, 2016, $23.3 million at December 31, 2015, and $13.7 million at June 30, 2015. Nonperforming assets as a percent of total assets were 0.56% at June 30, 2016, 0.58% at December 31, 2015, and 0.37% at June 30, 2015. Annualized net charge-offs were 0.01% for the second quarter of 2016, 0.06% for the first quarter of 2016, and 0.00% for the second quarter of 2015. The allowance for loan and lease losses was $32.8 million, representing 0.97% of loans receivable and 149.5% of nonaccrual loans at June 30, 2016. At December 31, 2015, the allowance was $26.6 million representing 0.86% of loans receivable and 128.1% of nonaccrual loans, and at June 30, 2015, the allowance was $17.5 million representing 0.63% of loans receivable and 143.9% of nonaccrual loans. In purchase accounting, any allowance for loan and lease losses on an acquired loan portfolio is reversed and a credit risk discount is applied directly to the acquired loan balances. In Management’s opinion, a useful non-GAAP metric is the ratio of allowance for loan and lease losses plus the credit risk discount to total loans receivable. This non-GAAP ratio was 1.30% at June 30, 2016, 1.28% at December 31, 2015, and 1.17% at June 30, 2015. (See Supplemental GAAP and non-GAAP Financial Measures).

Selected Balance Sheet Items

At June 30, 2016, the Company’s total assets were $4.3 billion, an increase of $247 million from December 31, 2015. Loans receivable at June 30, 2016 were $3.4 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $277 million from December 31, 2015, primarily attributable to multifamily ($87 million, including a $28 million loan reclassified during the first quarter as multifamily from other commercial real estate), commercial and industrial (“C&I”) ($60 million), other commercial real estate ($18 million, including the aforementioned reclassification) and construction ($114 million), which reflected higher utilization of existing construction facilities.  The growth in loans was funded with increases in deposits.

The Company’s stockholders’ equity was $484 million at June 30, 2016, an increase of $7 million from December 31, 2015. The increase in stockholders’ equity was primarily attributable to an increase of $17 million in retained earnings and approximately $1 million of equity issuance related to stock-based compensation, including the exercise of stock options, offset by an $11 million payoff of SBLF preferred stock. As of June 30, 2016, the Company’s tangible common equity ratio and tangible book value per share were 8.14% and $11.09, respectively. As of December 31, 2015, the tangible common equity ratio and tangible book value per share were 8.18% and $10.51, respectively. Total goodwill and other intangible assets were approximately $150 million as of June 30, 2016 and December 31, 2015.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	June 30,	December 31,	June 30,
	2016	2015	2015
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$35,850	$31,291	$41,454
Interest-bearing deposits with banks	139,263	169,604	84,029
Cash and cash equivalents	175,113	200,895	125,483

Investment securities:
Available-for-sale	208,266	195,770	264,098
Held-to-maturity (fair value of $227,427, $230,558, $237,208)	214,718	224,056	232,557

Loans held-for-sale	360	-	124

Loans receivable	3,375,620	3,099,007	2,765,288
Less: Allowance for loan and lease losses	32,763	26,572	17,480
Net loans receivable	3,342,857	3,072,435	2,747,808

Investment in restricted stock, at cost	25,210	32,612	27,078
Bank premises and equipment, net	22,477	22,333	21,252
Accrued interest receivable	12,726	12,545	12,055
Bank-owned life insurance	80,028	78,801	53,293
Other real estate owned	2,029	2,549	1,564
Goodwill	145,909	145,909	145,909
Core deposit intangibles	3,474	3,908	4,343
Other assets	29,747	24,096	24,493
Total assets	$4,262,914	$4,015,909	$3,660,057

LIABILITIES
Deposits:
Noninterest-bearing	$648,664	$650,775	$553,008
Interest-bearing	2,552,329	2,140,191	2,016,223
Total deposits	3,200,993	2,790,966	2,569,231
Borrowings	496,414	671,587	548,758
Subordinated debentures (net of $714, $812, $0 in debt issuance costs)	54,441	54,343	55,155
Other liabilities	26,652	21,669	22,931
Total liabilities	3,778,500	3,538,565	3,196,075

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	-	11,250	11,250
Common stock	374,287	374,287	374,287
Additional paid-in capital	9,864	8,527	8,120
Retained earnings	121,301	104,606	88,772
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(4,321)	(4,609)	(1,730)
Total stockholders' equity	484,414	477,344	463,982
Total liabilities and stockholders' equity	$4,262,914	$4,015,909	$3,660,057

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income		(unaudited)
Interest and fees on loans	$36,561	$30,217	$71,578	$59,531
Interest and dividends on investment securities:
Taxable	1,965	2,760	4,105	5,671
Tax-exempt	996	883	1,879	1,765
Dividends	370	280	722	500
Interest on federal funds sold and other short-term investments	146	41	280	84
Total interest income	40,038	34,181	78,564	67,551
Interest expense
Deposits	4,434	3,301	8,373	6,325
Borrowings	3,210	2,202	6,477	4,256
Total interest expense	7,644	5,503	14,850	10,581

Net interest income	32,394	28,678	63,714	56,970
Provision for loan and lease losses	3,750	1,550	6,750	3,375
Net interest income after provision for loan and lease losses	28,644	27,128	56,964	53,595

Noninterest income
Annuities and insurance commissions	32	46	72	133
Bank-owned life insurance	616	388	1,228	774
Net gains on sale of loans held-for-sale	56	99	92	213
Deposit, loan and other income	763	458	1,277	921
Insurance recovery	-	2,224	-	2,224
Net gains on sale of investment securities	103	221	103	726
Total noninterest income	1,570	3,436	2,772	4,991

Noninterest expenses
Salaries and employee benefits	7,753	6,948	15,353	13,575
Occupancy and equipment	2,154	1,788	4,401	3,869
FDIC insurance	615	440	1,210	1,000
Professional and consulting	700	715	1,412	1,209
Marketing and advertising	250	193	523	387
Data processing	1,010	829	2,033	1,729
Loss on extinguishment of debt	-	2,397	-	2,397
Amortization of core deposit intangible	217	241	434	483
Other expenses	1,653	1,423	3,339	2,955
Total noninterest expenses	14,352	14,974	28,705	27,604

Income before income tax expense	15,862	15,590	31,031	30,982
Income tax expense	5,003	5,069	9,781	10,081
Net income	10,859	10,521	21,250	20,901
Less: Preferred stock dividends	-	28	22	56
Net income available to common stockholders	$10,859	$10,493	$21,228	$20,845

Earnings per common share:
Basic	$0.36	$0.35	$0.71	$0.70
Diluted	$0.36	$0.35	$0.70	$0.69
Weighted average common shares outstanding:
Basic	30,089,829	29,868,247	30,081,278	29,812,521
Diluted	30,340,376	30,231,480	30,331,172	30,203,682
Dividends per common share	$0.075	$0.075	$0.150	$0.150

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)
	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Selected Financial Data
Total assets	$4,262,914	$4,091,000	$4,015,909	$3,837,426	$3,660,057
Loans receivable:
Commercial	630,425	601,708	570,116	569,605	568,969
Commercial real estate-other	1,104,214	1,087,388	1,085,615	1,052,982	987,303
Commercial real estate-multifamily	967,555	940,913	881,081	820,732	764,088
Commercial construction	443,277	402,594	328,838	283,623	220,267
Residential	230,497	231,319	233,690	225,158	224,134
Consumer	1,976	1,851	2,454	3,569	2,454
Gross loans	3,377,944	3,265,773	3,101,794	2,955,669	2,767,215
Unearned net origination fees	(2,324)	(1,960)	(2,787)	(2,288)	(1,927)
Loans receivable	3,375,620	3,263,813	3,099,007	2,953,381	2,765,288

Securities available-for-sale	208,266	191,331	195,770	224,214	264,098
Securities held-to-maturity	214,718	219,373	224,056	227,221	232,557
Goodwill and other intangible assets	149,383	149,600	149,817	150,034	150,252
Deposits:
Noninterest-bearing	648,664	614,507	650,776	586,643	558,388
Interest-bearing	523,742	517,810	490,379	465,552	439,949
Savings	210,040	219,865	216,399	220,199	214,244
Money market	866,643	678,222	658,695	611,753	578,047
Time deposits	951,904	862,667	774,717	782,487	778,603
Total deposits	3,200,993	2,893,071	2,790,966	2,666,634	2,569,231

Borrowings	496,414	646,501	671,587	621,674	548,759
Subordinated debentures (net of issuance costs)	54,441	54,392	54,343	54,328	55,155
Total stockholders' equity	$484,414	$474,727	$477,344	$471,146	$463,982

Quarterly Average Balances
Total assets	$4,212,307	$4,034,375	$3,891,885	$3,729,503	$3,551,597
Loans receivable:
Commercial	626,902	585,773	579,512	567,737	555,119
Commercial real estate (including multifamily)	2,056,263	2,005,872	1,919,263	1,811,745	1,700,399
Commercial construction	418,769	361,108	313,223	255,627	200,820
Residential	231,553	236,404	232,022	227,051	230,415
Consumer	2,865	2,670	3,269	3,013	4,137
Gross loans	3,336,352	3,191,827	3,047,289	2,865,173	2,690,890
Unearned net origination fees	(2,295)	(2,397)	(2,706)	(2,102)	(2,131)
Loans receivable	3,334,057	3,189,430	3,044,583	2,863,071	2,688,759

Securities available-for-sale	200,050	222,776	219,927	260,211	271,168
Securities held-to-maturity	218,220	194,474	225,875	229,483	233,145
Goodwill and other intangible assets	149,525	149,741	149,959	150,178	150,407
Deposits:
Noninterest-bearing	581,743	609,312	608,227	560,129	510,369
Interest-bearing	528,954	503,896	476,237	480,685	416,221
Savings	215,267	215,491	216,149	220,481	218,845
Money market	791,845	656,557	636,180	582,238	591,328
Time deposits	889,561	807,801	783,068	787,262	748,780
Total deposits	3,007,370	2,793,057	2,719,861	2,630,795	2,485,543

Borrowings	639,054	684,469	621,615	544,774	565,093
Subordinated debentures	55,155	55,155	55,155	55,155	5,704
Total stockholders' equity	$483,519	$482,503	$478,919	$471,682	$464,004

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
GAAP Earnings Data	2016	2016	2015	2015	2015
Net interest income	$32,394	$31,320	$30,456	$29,727	$28,678
Provision for loan and lease losses	3,750	3,000	5,055	4,175	1,550
Net interest income after provision for loan and lease losses	28,644	28,320	25,401	25,552	27,128
Noninterest income
Annuity and insurance commissions	32	40	32	77	46
Bank-owned life insurance	616	612	620	388	388
Net gains on sale of loans held-for-sale	56	35	51	63	99
Deposit, loan and other income	763	515	522	1,224	458
Insurance recovery	-	-	-	-	2,224
Net gains on sale of investment securities	103	-	1,138	2,067	221
Total noninterest income	1,570	1,202	2,363	3,819	3,436
Noninterest expenses
Salaries and employee benefits	7,753	7,599	7,205	6,905	6,948
Occupancy and equipment	2,154	2,247	1,802	1,916	1,788
FDIC insurance	615	595	575	535	440
Professional and consulting	700	711	906	836	715
Marketing and advertising	250	184	213	247	193
Data processing	1,010	1,024	1,017	957	829
Loss on extinguishment of debt	-	-	-	-	2,397
Amortization of core deposit intangible	217	217	217	217	241
Other expenses	1,653	1,776	1,644	1,688	1,423
Total noninterest expenses	14,352	14,353	13,579	13,301	14,974
Income before income tax expense	15,862	15,169	14,185	16,070	15,590
Income tax expense	5,003	4,778	4,617	5,228	5,069
Net income (GAAP)	$10,859	$10,391	$9,568	$10,842	$10,521
Less: preferred dividends	-	22	28	28	28
Net income available to common stockholders (GAAP)	$10,859	$10,369	$9,540	$10,814	$10,493

Reconciliation of GAAP Earnings to Operating Earnings
Net gains on sales of securities	$(103)	$-	$(1,138)	$(2,067)	$(221)
Partial settlements of pension obligation	87	103	106	168	243
Insurance recovery	-	-	-	-	(2,223)
Loss on debt extinguishment	-	-	-	-	2,397
Amortization of intangible assets	217	217	217	217	241
Provision related to maturity and extension of acquired portfolio loans	229	397	512	590	502
Provision related to taxi cab medallion loans	1,750	1,487	2,500	2,000	-
Provision for pending disposition of Union Center operations bldg.	-	-	1,304	-	-
Accretion of purchase accounting fair value marks	(1,277)	(1,367)	(1,416)	(1,340)	(1,513)
Non-core items	903	837	2,085	(432)	(574)
Income tax (expense) benefit	326	301	751	(156)	(207)
Non-core items, after taxes (36%)	577	536	1,334	(276)	(367)
Core earnings available to common stockholders (non-GAAP)	$11,436	$10,905	$10,874	$10,538	$10,126
Weighted average diluted shares outstanding	30,340,376	30,257,676	30,310,905	30,335,571	30,231,480
Diluted EPS (GAAP)	$0.36	$0.34	$0.31	$0.36	$0.35
Core Diluted EPS (Non-GAAP) (1)	0.38	0.36	0.36	0.35	0.33

Return on Assets Measures
Core earnings available to common stockholders (non-GAAP)	$11,436	$10,905	$10,874	$10,538	$10,126
Add: preferred dividends	-	22	28	28	28
Core net income (non-GAAP)	$11,436	$10,927	$10,902	$10,566	$10,154
Average assets	$4,212,307	$4,034,375	$3,891,885	$3,729,503	$3,551,597
Less: average intangible assets	(149,525)	(149,741)	(149,959)	(150,178)	(150,407)
Average tangible assets	$4,062,782	$3,884,634	$3,741,926	$3,579,325	$3,401,190
Return on avg. assets (GAAP)	1.04%	1.04%	0.98%	1.15%	1.19%
Core return on avg. assets (Non-GAAP) (2)	1.09%	1.09%	1.11%	1.12%	1.15%
Return on avg. tangible assets (Non-GAAP) (3)	1.09%	1.09%	1.03%	1.22%	1.26%
Core return on avg. tangible assets (Non-GAAP) (4)	1.13%	1.13%	1.16%	1.17%	1.20%

(1) Represents core earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Core net income divided by average assets.
(3) Net income excluding amortization of intangible assets divided by average tangible assets.
(4) Core net income divided by average tangible assets.

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Return on Equity Measures
Core earnings available to common stockholders	$11,436	$10,905	$10,874	$10,538	$10,126

Average common equity	$483,519	$473,849	$467,669	$460,432	$452,754
Less: average intangible assets	(149,525)	(149,741)	(149,959)	(150,178)	(150,407)
Average tangible common equity	$333,994	$324,108	$317,710	$310,254	$302,347

Return on avg. common equity (GAAP)	9.03%	8.80%	8.09%	9.32%	9.30%
Core return on avg. common equity (non-GAAP) (5)	9.51%	9.26%	9.23%	9.08%	8.97%
Return on avg. tangible common equity (non-GAAP) (6)	13.23%	13.03%	12.07%	13.99%	14.11%
Core return on avg. tangible common equity (non-GAAP) (7)	13.77%	13.53%	13.58%	13.47%	13.43%

Efficiency Measures
Total noninterest expenses	$14,352	$14,353	$13,579	$13,301	$14,974
Partial settlements of pension obligation	(87)	(103)	(106)	(168)	(243)
Loss on debt extinguishment	-	-	-	-	(2,397)
Foreclosed property expense	10	(167)	(387)	(121)	(56)
Amortization of intangible assets and fair value marks	(217)	(217)	(217)	(217)	(241)
Operating noninterest expense	$14,058	$13,866	$12,869	$12,795	$12,037

Net interest income (FTE)	$33,112	$31,985	$31,102	$30,382	$29,316
Impact of purchase accounting fair value marks	(1,245)	(1,335)	(1,384)	(1,314)	(1,487)
Noninterest income	1,570	1,202	2,363	3,819	3,436
Less: insurance recovery	-	-	-	-	(2,224)
Less: net gains on sales of securities	(103)	-	(1,138)	(2,067)	(221)
Operating revenue	$33,334	$31,852	$30,943	$30,820	$28,820

Operating efficiency ratio (non-GAAP) (8)	42.2%	43.5%	41.6%	41.5%	41.8%

Net Interest Margin
Average interest-earning assets	$3,912,802	$3,728,958	$3,582,408	$3,441,151	$3,266,382

Net interest income (FTE)	$33,112	$31,985	$31,102	$30,382	$29,316
Impact of purchase accounting fair value marks	(1,245)	(1,335)	(1,384)	(1,314)	(1,487)
Adjusted net interest income	$31,867	$30,650	$29,718	$29,068	$27,829

Net interest margin (GAAP)	3.40%	3.45%	3.44%	3.50%	3.60%
Adjusted net interest margin (non-GAAP) (9)	3.28%	3.31%	3.29%	3.35%	3.42%
_____
(5) Core earnings available to common stockholders divided by average common equity.
(6) Earnings available to common stockholders excluding amortization of intangibles divided by average tangible common equity.
(7) Core earnings available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest-earning assets.

	As of
(dollars in thousands, except share data)	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Capital Ratios and Book Value per Share
Common equity	$484,414	$474,727	$466,094	$459,896	$452,732
Less: intangible assets	(149,383)	(149,600)	(149,817)	(150,034)	(150,252)
Tangible common equity	$335,031	$325,127	$316,277	$309,862	$302,480

Total assets	$4,262,914	$4,091,000	$4,015,909	$3,837,426	$3,660,057
Less: intangible assets	(149,383)	(149,600)	(149,817)	(150,034)	(150,252)
Tangible assets	$4,113,531	$3,941,400	$3,866,092	$3,687,392	$3,509,805

Common shares outstanding	30,197,318	30,163,078	30,085,663	30,197,789	30,196,731

Common equity ratio (GAAP)	11.36%	11.60%	11.61%	11.98%	12.37%
Tangible common equity ratio (non-GAAP) (10)	8.14%	8.25%	8.18%	8.40%	8.62%

Regulatory capital ratios (Bancorp):
Leverage ratio	8.52%	8.66%	9.07%	9.26%	9.49%
Common equity Tier 1 risk-based ratio	9.10%	9.05%	9.14%	9.33%	9.63%
Risk-based Tier 1 capital ratio	9.23%	9.19%	9.61%	9.82%	10.14%
Risk-based total capital ratio	11.44%	11.35%	11.77%	11.94%	12.26%

Regulatory capital ratios (Bank):
Leverage ratio	9.62%	9.83%	9.96%	10.22%	10.48%
Common equity Tier 1 risk-based ratio	10.43%	10.44%	10.55%	10.83%	11.19%
Risk-based Tier 1 capital ratio	10.43%	10.44%	10.55%	10.83%	11.19%
Risk-based total capital ratio	11.30%	11.23%	11.31%	11.47%	11.74%

Book value per share (GAAP)	$16.04	$15.74	$15.49	$15.23	$14.99
Tangible book value per share (non-GAAP) (11)	$11.09	$10.78	$10.51	$10.26	$10.02

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
NCO Detail
Net loan charge-offs:
Charge-offs	$77	$512	$18	$519	$334
Recoveries	(16)	(15)	(2)	(342)	(331)
Net loan charge-offs	$61	$497	$16	$177	$3
as a % of average total loans (annualized)	0.01%	0.06%	0.00%	0.02%	0.00%

Asset Quality
Nonaccrual loans	$21,911	$21,450	$20,737	$12,888	$12,145
Other real estate owned	2,029	1,696	2,549	3,244	1,564
Total nonperforming assets	$23,940	$23,146	$23,286	$16,132	$13,709

Performing troubled debt restructurings	$97,831	$95,122	$85,925	$77,882	$77,927
Loans past due 90 days and still accruing	$-	$-	$-	$268	$-

Nonaccrual loans as a % of loans receivable	0.65%	0.66%	0.67%	0.44%	0.44%
Nonperforming assets as a % of total assets	0.56%	0.57%	0.58%	0.42%	0.37%
Allowance for loan losses as a % of nonaccrual loans	149.5%	135.5%	128.1%	167.1%	143.9%

Loans receivable	$3,375,620	$3,263,813	$3,099,007	$2,953,381	$2,765,288
Less: acquired loans	(799,851)	(825,047)	(866,878)	(923,210)	(1,060,632)
Loans receivable, excluding acquired loans	$2,575,769	$2,438,766	$2,232,129	$2,030,171	$1,704,656

Allowance for loan losses	$32,763	$29,074	$26,572	$21,533	$17,480
Accretable credit risk discount on acquired loans	11,198	12,101	12,955	13,893	14,781
Total allowance for loan losses and accretable credit risk discount on acquired loans	$43,961	$41,175	$39,527	$35,426	$32,261

Allowance for loan losses as a % of loans receivable	0.97%	0.89%	0.86%	0.73%	0.63%
Allowance for loan losses as a % of loans receivable, excluding acquired loans	1.27%	1.19%	1.19%	1.06%	1.03%
Allowance for loan losses and accretable credit risk discount on loans as a % of loans receivable	1.30%	1.26%	1.28%	1.20%	1.17%

(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average		(7)	Average		(7)	Average		(7)
Interest-earning assets:	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Investment securities (1) (2)	$418,270	$3,497	3.36%	$415,481	$3,499	3.39%	$495,805	$4,118	3.33%
Loans receivable (2) (3) (4)	3,334,057	36,743	4.43	3,189,572	35,206	4.44	2,689,525	30,380	4.53
Federal funds sold and interest-
bearing deposits with banks	128,994	146	0.45	90,712	134	0.59	54,087	41	0.30
Restricted investment in bank stock	31,481	370	4.72	33,193	352	4.27	26,965	280	4.16
Total interest-earning assets	3,912,802	40,756	4.19	3,728,958	39,191	4.23	3,266,382	34,819	4.28
Allowance for loan losses	(29,924)			(27,221)			(16,463)
Noninterest earning assets	329,429			332,638			301,678
Total assets	$4,212,307			$4,034,375			$3,551,597

Interest-bearing liabilities:
Money market deposits	791,845	992	0.50	656,557	812	0.50	591,328	689	0.47
Savings deposits	215,267	156	0.29	215,491	157	0.29	218,845	157	0.29
Time deposits	889,561	2,857	1.29	807,801	2,535	1.26	748,780	2,131	1.14
Other interest-bearing deposits	528,954	429	0.33	503,896	435	0.35	416,221	324	0.31
Total interest-bearing deposits	2,425,627	4,434	0.74	2,183,745	3,939	0.73	1,975,174	3,301	0.67

Borrowings	639,054	2,355	1.48	684,469	2,413	1.42	565,094	2,110	1.50
Subordinated debentures (8)	55,155	812	5.92	55,155	811	5.91	5,704	48	3.38
Capital lease obligation	2,844	43	6.04	2,874	43	6.02	2,961	44	5.96
Total interest-bearing liabilities	3,122,680	7,644	0.98	2,926,243	7,206	0.99	2,548,933	5,503	0.87

Demand deposits	581,743			609,312			510,369
Other liabilities	24,365			16,317			28,291
Total noninterest-bearing liabilities	606,108			625,629			538,660
Stockholders' equity	483,519			482,503			464,004
Total liabilities and stockholders' equity	$4,212,307			$4,034,375			$3,551,597

Net interest income (tax equivalent basis)		33,112			31,985			29,316
Net interest spread (5)			3.21%			3.24%			3.41%

Net interest margin (6)			3.40%			3.45%			3.60%

Tax equivalent adjustment		(718)			(665)			(638)
Net interest income		$32,394			$31,320			$28,678

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.
(8) Amount does not reflect netting of debt issuance costs of $714, $812 and $0 for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Christine Marra, MWW
646.215.6888; cmarra@mww.com